AXIL Brands, Inc. Reports Third Quarter Fiscal Year 2024 Financial Results

LOS ANGELES, April 9, 2024 (GLOBE NEWSWIRE) – AXIL Brands, Inc. (“AXIL,” “we,” “us,” “our,” or the “Company”) (NYSE American: AXIL), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, today announced financial and operational results for the third quarter ended February 29, 2024.

Highlights for the Quarter Ended February 29, 2024

•	Net Sales (revenue) increased 14.4% to approximately $6.47 million in the third quarter, as compared to the prior year period.

•	Gross profit as a percentage of sales was 71.5% in the third quarter, as compared to 74.6% for the prior year period.

•	Operating expenses as a percentage of net revenue were 73.1% in the third quarter, compared to 70.7% for the prior year period.

•	Loss before provision for income taxes was $46,345 and benefit provision from income taxes was $827,436 in the third quarter.

•	Reported third quarter net income of $781,091 or $0.04 on a fully diluted basis compared to $162,048 or $0.01 for the prior year period.

Key Updates Since AXIL’s Last Quarterly Earnings Release

•	As part of our rebranding the Company changed its name to AXIL Brands, Inc. and stock ticker symbol to “AXIL”.

•	Completed uplist to the NYSE American Stock Exchange.

•	In March 2024, AXIL repurchased 207,748,250 shares of Series A preferred stock equivalent, in the aggregate, to 10,387,413 shares of the Company’s common stock on an as converted basis resulting in the reduction of approximately 83% of the Company’s outstanding Series A preferred shares or approximately 55% of the Company’s total outstanding shares on a fully diluted basis.

“We are extremely pleased with our business performance and the significant objectives achieved during this quarter. Our successful listing on the NYSE American stock exchange and recent repurchase of our Series A preferred shares enhances our ability to execute our enterprise growth strategy and unlock value for our shareholders.” Commented Jeff Toghraie, Chairman and Chief Executive Officer. “Looking ahead, we remain committed to expansion into new markets, optimizing operations and creating sustainable long term growth.”

Financial Tables

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	February 29, 2024	May 31, 2023
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$4,887,567	$4,832,682
Accounts receivable, net	719,504	417,016
Inventory, net	3,443,293	1,311,864
Due from related party	18,536	—
Prepaid expenses and other current assets	656,328	801,360
Deferred tax asset	234,161	—

Total Current Assets	9,959,389	7,362,922

OTHER ASSETS:
Property and equipment, net	212,146	157,463
Intangible assets, net	324,549	382,674
Right of use asset	53,224	101,845
Other assets	12,195	12,195
Goodwill	2,152,215	2,152,215

Total Other Assets	2,754,329	2,806,392

TOTAL ASSETS	$12,713,718	$10,169,314

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,890,844	$908,606
Customer deposits	37,140	183,688
Equipment payable, current	—	2,200
Contract liabilities, current	880,450	827,106
Notes payable, current	3,310	172,588
Due to related party	—	158,072
Lease Liability, current	54,322	65,824
Income Tax Liability	68,019	230,913
Other current liabilities	307,794	305,664

Total Current Liabilities	3,241,879	2,854,661

LONG TERM LIABILITIES:
Notes payable, long term	143,840	—
Lease liability, long term	—	36,752
Contract liabilities, long term	541,108	605,942

Total Long Term Liabilities	684,948	642,694

Total Liabilities	3,926,827	3,497,355

Commitments and contingencies (see Note 11)	—	—

STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value; 300,000,000 shares authorized; 250,000,000 shares issued and outstanding as of February 29, 2024 and May 31, 2023, respectively	25,000	25,000
Common stock, $0.0001 par value: 450,000,000 shares authorized; 5,878,939 and 5,863,939 shares issued, and outstanding as of February 29, 2024 and May 31, 2023, respectively	588	586
Additional paid-in capital	10,274,677	10,113,365
Accumulated deficit	(1,513,374)	(3,466,992)

Total Stockholders' Equity	8,786,891	6,671,959

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,713,718	$10,169,314

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	February 29,	February 28,	February 29,	February 28,
	2024	2023	2024	2023

Sales, net	$6,469,343	$5,656,461	$20,997,289	$16,625,818

Cost of sales	1,845,017	1,437,976	5,467,458	4,085,645
		25%	26%	25%
Gross profit	4,624,326	4,218,485	15,529,831	12,540,173
		75%	74.0%	75%
OPERATING EXPENSES:
Sales and marketing	3,398,949	3,173,383	10,278,570	8,250,257
Compensation and related taxes	228,869	360,802	713,504	1,214,213
Professional and consulting	552,922	216,687	1,471,025	832,958
General and administrative	547,465	251,025	1,732,942	841,761

Total Operating Expenses	4,728,205	4,001,897	14,196,041	11,139,189
		71%	68%	67%
(LOSS) INCOME FROM OPERATIONS	(103,879)	216,588	1,333,790	1,400,984

OTHER INCOME (EXPENSE):
Gain on debt settlement	—	—	79,182	50,500
Other income	6,114	—	19,138	—
Interest income	52,915	6,721	129,233	13,262
Interest expense and other finance charges	(1,495)	(1,714)	(4,779)	(4,927)

Other Income, Net	57,534	5,007	222,774	58,835

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(46,345)	221,595	1,556,564	1,459,819

(Benefit) Provision for income taxes	(827,436)	59,547	(397,054)	395,344

NET INCOME	$781,091	$162,048	$1,953,618	$1,064,475

NET INCOME PER COMMON SHARE:
Basic	$0.13	$0.03	$0.33	$0.19
Diluted	$0.04	$0.01	$0.11	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,863,939	5,849,501	5,863,939	5,574,312
Diluted	18,576,914	18,629,501	18,569,140	17,497,737

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

For the nine months ended February 29, 2024
			Common Stock		Additional		Total
	Preferred Stock		Issued/Issuable		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, May 31, 2023	250,000,000	$25,000	5,863,939	$586	$10,113,365	$(3,466,992)	$6,671,959

Stock options expense	—	—	—	—	153,320	—	153,320

Restricted stock awards	—	—	15,000	2	7,992	—	7,994

Net income	—	—	—	—	—	1,953,618	1,953,618

Balance, February 29, 2024	250,000,000	$25,000	5,878,939	$588	$10,274,677	$(1,513,374)	$8,786,891

For the three months ended February 29, 2024
			Common Stock		Additional		Total
	Preferred Stock		Issued/Issuable		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, November 30, 2023	250,000,000	$25,000	5,863,939	$586	$10,215,580	$(2,294,465)	$7,946,701

Stock options expense	—	—	—	—	51,105	—	51,105

Restricted stock awards	—	—	15,000	2	7,992	—	7,994

Net income	—	—	—	—	—	781,091	781,091

Balance, February 29, 2024	250,000,000	$25,000	5,878,939	$588	$10,274,677	$(1,513,374)	$8,786,891

For the nine months ended February 28, 2023
			Common Stock		Additional		Total
	Preferred Stock		Issued/Issuable		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, May 31, 2022	—	$—	2,107,385	$211	$5,476,068	$(5,291,567)	$184,712

Shares issued for acquisition of business	250,000,000	25,000	3,659,195	366	3,982,115	—	4,007,481

Stock options expense	—	—	—	—	155,067	—	155,067

Shares to be issued for cash	—	—	97,359	9	447,840	—	447,849

Net income	—	—	—	—	—	1,064,475	1,064,475

Balance, February 28, 2023	250,000,000	$25,000	5,863,939	$586	$10,061,090	$(4,227,092)	$5,859,584

For the three months ended February 28, 2023
			Common Stock		Additional		Total
	Preferred Stock		Issued/Issuable		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, November 30, 2022	250,000,000	$25,000	5,837,899	$583	$9,910,371	$(4,389,140)	$5,546,814

Stock options expense	—	—	—	—	30,922	—	30,922

Shares to be issued for cash	—	—	26,040	3	119,797	—	119,800

Net income	—	—	—	—	—	162,048	162,048

Balance, February 28, 2023	250,000,000	$25,000	5,863,939	$586	$10,061,090	$(4,227,092)	$5,859,584

REVIV3 PROCARE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	February 29,	February 28,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,953,618	$1,064,475
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	83,634	66,944
Bad debts	143,395	13,782
Stock based compensation	161,314	155,067
Gain on settlement	(79,182)	(50,500)
Provision (benefit) for deferred income taxes	(397,054)	—
Change in operating assets and liabilities:
Accounts receivable	(445,883)	(134,622)
Inventory	(2,131,429)	297,213
Prepaid expenses and other current assets	145,032	(296,787)
Deposits	—	(3,810)
Accounts payable and accrued expenses	1,061,420	87,879
Other current liabilities	(144,052)	860,973
Contract liabilities	(11,490)	259,362

NET CASH PROVIDED BY OPERATING ACTIVITIES	339,323	2,319,976

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired on business acquisition	—	1,066,414
Purchases of property and equipment	(80,192)	(65,650)

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(80,192)	1,000,764

CASH FLOWS FROM FINANCING ACTIVITIES
Cash raised for common stock to be issued	—	447,850
Repayment of equipment financing	(2,200)	(2,200)
Repayment of note payable	(25,438)	(22,797)
Advances (repayments) to/from a related party	(176,608)	63,008

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(204,246)	485,861

NET INCREASE IN CASH	54,885	3,806,601

CASH - Beginning of period	4,832,682	373,731

CASH - End of period	$4,887,567	$4,180,332

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$4,681	$3,173
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for asset purchase agreement	$—	$4,007,480
Right of use assets recognized as lease liability	$—	$131,970
Tangible assets (excluding cash) acquired in business combination	$—	$1,740,729
Intangible assets acquired in business combination	$—	$456,945
Goodwill acquired in business combination	$—	$2,152,215
Liabilities assumed in business combination	$—	$1,408,823

About AXIL

AXIL (NYSE American) is an emerging global e-commerce consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand and premium hair and skincare products under its in-house Reviv3 Procare brand - selling products in the United States, Canada, the European Union and throughout Asia. To learn more, please visit the Company's website at www.reviv3.com and, for the AXIL® brand, visit www.axilbrands.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “believe,” “expect,” “continue,” “will,” “prepare,” “should,” and ”focus,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause the Company’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward- looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) the Company’s ability to grow net sales as anticipated and perform in accordance with guidance; (ii) our ability to generate sufficient revenue to support the Company’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays the Company may experience in implementing its cost savings and efficiency initiatives, including integrating the AXIL® brand; (iv) the Company’s ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) the concentration of the Company’s customers, potentially increasing the negative impact to the Company by changing purchasing or selling patterns; (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which the Company operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase the Company product costs and other costs of doing business, and reduce the Company’s earnings; and (vii) the impact of unstable market and general economic conditions on the Company’s business, financial condition and stock price, including inflationary cost pressures, the possibility of an economic recession and other macroeconomic factors, geopolitical events, and uncertainty, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict and the Israel-Hamas conflict, and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations:

AXIL Investor Relations Team
(888) 638-8883
investors@axilbrands .com